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USA TECHNOLOGIES, INC.

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FOR IMMEDIATE RELEASE

Contact:
Veronica Rosa
VP Corp. Comm. & Investor Relations
USA Technologies
484-359-2138
vrosa@usatech.com

USA Technologies Hits Customer and Connections Performance Milestones

Customer Base Crosses 3,000 Mark; Connections to ePort Connect Service Crosses 155,000 Mark

MALVERN, PA, May 29, 2012 -- USA Technologies, Inc. (NASDAQ: USAT), (“USAT”), a leader of wireless, cashless payment and M2M telemetry solutions for small-ticket, self-serve retailing industries announced that it had achieved two significant performance milestones in May—its ePort Connect® customer base climbed to over 3,000 and connections to its ePort Connect service crossed the 155,000 mark.  Compared to just one year ago, these milestones represent an increase in customers and connections of over 70% and 30%, respectively.

 “In an emerging market such as ours, recognizing these important markers of our progress is always great news for the industry,” stated Stephen P. Herbert, chairman and chief executive officer of USA Technologies.  “We believe the substantial progress we have made in building new customers and new connections for our ePort Connect cashless payment services reflects accelerating adoption in our market.  For USAT customers, we believe that adoption is being driven in large part by increased recognition of the positive impact that cashless is having on their sales, margins and net operating profit as well as through JumpStart, our ‘terminal included’ ePort Connect service option.  Every day, more operators in the small ticket, unattended space are utilizing cashless payment and telemetry solutions to drive incremental business, and to bring another level of convenience to their consumers.

 “Importantly, continued growth in customers and connections is also a key component of accelerating USAT’s path towards profitability,” added Herbert.  “In our March 2012 quarter, we hit an important milestone in terms of scale, having reached a level of recurring revenues from a larger base of connections and customers that helped to generate positive Adjusted EBITDA for the quarter.  These milestones make it clear that USAT is continuing to expand top line growth and our ability to deliver sustainable positive adjusted EBITDA.”

Recently, USAT announced that as of March 31, 2012, it reached 148,000 connections and 2,825 customers, driving $336,000 in positive Adjusted EBITDA for its fiscal 2012 third quarter.  USAT also indicated that based on the level of recurring revenues, improved margins, and its ability to maintain current operating expense levels, USAT believes positive Adjusted EBITDA is sustainable.  Further, USAT has indicated that Adjusted EBITDA for the fourth quarter ending June 30, 2012 is expected to be in excess of the March 31 results, excluding any expenses that would result from the proxy contest.

“The USA Technologies team is focused and resolute regarding driving growth, continuing on our path towards profitability, and delivering value to our customers and shareholders,” continued Herbert.  “This steady increase in the number of connections to our ePort Connect service, and the growing number of customers that they represent not only continue to support that there is a concerted move towards cashless, but they are the underpinnings of USAT’s strategy to deliver reliable and profitable recurring revenue streams through more connections, while making the value of that connection increasingly greater for both our customers and for USAT.   We are clearly building positive momentum in these areas and these recent milestones bear that out,” concluded Herbert.

Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

Three months ended March 31, 2012
Net loss	$(538,618)
Less interest income	(14,029)
Plus interest expense	10,520
Plus income tax expense	--
Plus depreciation expense	631,330
Plus amortization expense	258,600
Less change in fair value of warrant liabilities	(95,074)
Plus stock-based compensation	83,300
Adjusted, EBITDA	$336,029

Non-GAAP Financial Measures: Adjusted EBITDA
This press release includes the following financial measure defined as a non-GAAP financial measure by the Securities and Exchange Commission: Adjusted EBITDA.  See "Reconciliation of GAAP Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization Expense (Adjusted EBITDA)" table included in this press release for further information regarding these non-GAAP financial measures.

As used herein, Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense. We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash charge that is not related to USAT’s operations.  We have excluded the non-cash expenses, stock-based compensation, as it does not reflect the cash-based operations of USAT.  Adjusted EBITDA is a non-GAAP financial measure which is not required by or defined under GAAP (Generally Accepted Accounting Principles).  The presentation of this financial measure is not intended to be considered in isolation or as a substitute for the financial measures prepared and presented in accordance with GAAP, including the net income or net loss of USAT or net cash used in operating activities.  Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT’s net income or net loss as determined in accordance with GAAP, and are not a substitute for or a measure of USAT’s profitability or net earnings.  Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems and services in the vending, commercial laundry, hospitality and digital imaging industries. USA Technologies has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the potential costs and management distractions attendant to Mr. Tirpak’s purported nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the purported proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s recently commenced investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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